Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

POWERUS CORPORATION

Article 1

Offices

Section 1.01. Registered Office. The registered office of Powerus Corporation (the “Corporation”) shall be the street address of the corporation’s registered agent in the State of Nevada, as determined by the Corporation’s board of directors (the “board of directors”) from time to time in accordance with the Corporation’s articles of incorporation (as amended from time to time, including by any certificate of designation establishing any class or series of preferred stock, the “articles of incorporation”), these bylaws (as amended from time to time, these “bylaws”), and the Nevada Revised Statutes (as amended from time to time, the “NRS” or “Nevada Law”).

Section 1.02. Other Offices. The Corporation may also have offices at other places both within and without the State of Nevada.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Nevada.

Article 2

Meetings of Stockholders

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such physical location, if any, either within or without the State of Nevada, on such date and at such time as may be determined from time to time by the board of directors. The board of directors may, in its sole discretion, determine that any meeting of the stockholders shall be held exclusively, or simultaneously with the conduct of the meeting at a physical location, by means of remote communication (as described in NRS 78.320(4)) or other available technology permitted under the NRS.

Section 2.02. Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting pursuant to these bylaws.

Section 2.03. Special Meetings.

(a) Special meetings of stockholders may be called at any time in accordance with the procedures set forth in the articles of incorporation and these bylaws. Such request shall state the purpose or purposes of the proposed meeting. Stockholders shall have no right to request or call a special meeting.

(b) A special meeting shall be held at such date, time and physical location, if any, and/or by such method of remote communication, if any, as may be fixed by the board of directors in accordance with these bylaws.

(c) Business conducted at a special meeting shall be limited to the matters described in the applicable notice for such special meeting.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the physical location, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to notice of, and to vote, at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by Nevada Law, including, without limitation, NRS 78.379, 92A.120 or 92A.410. Any notice of a meeting of stockholders delivered pursuant to and in accordance with NRS 78.370(9) shall be deemed to have satisfied any and all requirements applicable to such notice under these bylaws.

(b) In the case of an annual meeting, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenter’s rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those statutes.

(c) A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to NRS Title 7 (including, without limitation, NRS Chapters 75, 78 and 92A), the articles of incorporation or these bylaws may be given pursuant to any form of electronic transmission permitted under the NRS. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by e-mail when directed to an e-mail address designated or used by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

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(d) Unless otherwise provided by Nevada Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, physical location, if any, and the means of remote communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting.

(e) Whenever notice is required to be given under any provision of Nevada Law or the articles of incorporation or these bylaws, a written waiver signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the articles of incorporation or these bylaws. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Notice of Nominations and Stockholder Business.

(a) Annual Meetings of Stockholders.

(i) Except as otherwise provided in the articles of incorporation, nominations of persons for election to the board of directors or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the board of directors, (C) as may be provided in the certificate of designation establishing any class or series of preferred stock or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(a), who shall be entitled to vote at the meeting, who is a stockholder of record at the time of the annual meeting and who complies with the notice procedures set forth in this Section 2.05(a).

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(ii) Unless the board of directors determines otherwise, for nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (a)(i) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the board of directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern time, on the 90th day nor earlier than 8:00 a.m., Eastern time, on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting of stockholders was held in the preceding year or the date of the annual meeting is advanced more than 60 days prior to such anniversary date or delayed more than 30 days after such anniversary date then to be timely such notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of such annual meeting and no later than the later of 5:00 p.m., Eastern time, on the 90th day prior to the date of the meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of the meeting was first made by the Corporation. If the number of directors to be elected to the board of directors at the annual meeting is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.05(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the secretary of the Corporation at the principal executive offices of the Corporation no later than 5:00 p.m., Eastern time, the 10th day following the day on which such Public Announcement is first made. In no event shall the adjournment, rescheduling, postponement or other delay of an annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. For purposes of Sections 2.05(a)(ii) and 2.05(b) of these bylaws, “Public Announcement” shall mean disclosure (x) in a press release reported by the Dow Jones News Service, the Associated Press, Business Wire, PR Newswire or any comparable national news service or (y) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”).

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(iii) A stockholder’s notice to the secretary of the Corporation shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee of such stockholder, to being named in the Corporation’s proxy statement as a nominee and form of proxy pursuant to Rule 14a-19 under the Exchange Act (“Rule 14a-19”) and to serving as a director if elected), (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s stock ledger) and of such beneficial owner and (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the stockholder or beneficial owner and any other person acting in concert with any of the foregoing and (ii) any person controlling, controlled by or under common control with such stockholder or beneficial owner or their respective affiliates (collectively, “Stockholder Associated Persons”);

(2) the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder, the beneficial owner and by any Stockholder Associated Persons and a description of all purchases and sales of, or other transactions involving in any way, shares of capital stock of the Corporation by or on behalf of the stockholder and by or on behalf of any Stockholder Associated Person during the 24-month period prior to the date of the notice, including the date of the transactions, the class and number of shares and the consideration exchanged in each such transaction (without regard to whether such shares were or were not owned by the stockholder or any such person);

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(3) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and any Stockholder Associated Persons, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any such Stockholder Associated Person or any proposed nominee identified in such stockholder’s notice with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder, such beneficial owner or by any Stockholder Associated Person, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder, such beneficial owner or such Stockholder Associated Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that the stockholder is a holder of record of stock of the Corporation as of the date of submission of such stockholder’s notice, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

(7) a representation as to whether such stockholder, such beneficial owner or any such Stockholder Associated Person intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal (or, to extent relating to the nomination of a director, holders of at least 67% of the voting power of the Corporation’s outstanding capital stock), (ii) otherwise comply with Rule 14a-19, and/or (iii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

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For a stockholder’s notice to be considered timely, the information required under clauses (C)(2), (3), (4) and (5) of the preceding sentence of this Section 2.05 shall be updated and supplemented by such stockholder and any such beneficial owner if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof. For purposes of these bylaws, the term “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Nevada are authorized to close for business. Any such update and supplement or additional information must be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

No later than five business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. If the nominating stockholder fails to comply with the requirements of Rule 14a-19 (including because the nominating stockholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that proxies may have been received by the Corporation and counted for the purposes of determining quorum.

For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.05 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

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In addition to the information required pursuant to Section 2.05(a)(iii)(A), to the extent that a stockholder proposes to nominate a person for election or reelection as a director, the stockholder’s notice shall also include (A) a completed questionnaire (in the form provided by the secretary of the Corporation upon request by the stockholder, which form will be provided by the secretary of the Corporation within 5 business days of receiving such request) signed by such nominee with respect to information of the type required by the Corporation’s questionnaires for directors and officers of the Corporation and which shall also include a representation and agreement that such nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been, or will not be within three business days thereafter, disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under Nevada Law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been, or will not be within three business days thereafter, disclosed to the Corporation and (3) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with Nevada Law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (B) the classes or series of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of such nominee as of the date of such notice, (C) a description of such nominee’s qualifications to be a director, (D) a statement as to whether such nominee would be an independent director, and the basis therefor, under the rules and listing standards of the securities exchange(s) upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the board of directors (such as corporate governance guidelines), (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and any Stockholder Associated Persons, on the one hand, and each nominee and any (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such nominee and (iii) any person controlling, controlled by or under common control with such person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder, any beneficial owner on whose behalf such nomination was made or any Stockholder Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (F) otherwise comply with Rule 14a-19.

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.05 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

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(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. Nominations of persons for election to the board of directors of the Corporation at a special meeting of stockholders may be made by stockholders only if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting and then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(b) who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(b). For nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to this Section 2.05(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the date of the special meeting nor (B) later than the later of 5:00 p.m., Eastern time, on the 90th day prior to the date of the special meeting or, if the first Public Announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which Public Announcement of the date of the special meeting was first made. A stockholder’s notice to the secretary shall be properly brought only if it complies with the notice requirements of Section 2.05(a)(iii).

(c) General.

(i) At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.05. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.03 and this Section 2.05. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting, and if he or she should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

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(ii) Without limiting the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.05; provided, however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.05, and compliance with Section 2.05(a) or (b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last paragraph of Section 2.05(a)).

Section 2.06. Quorum. Unless otherwise provided in Nevada Law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, the presence, in person or by proxy (regardless of whether the proxy has authority to vote on any matter), of the holders of a majority of the voting power of all outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present at any meeting of the stockholders, either the chair of the meeting or holders of a majority in voting power of the shares of capital stock of the Corporation present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07. Voting. (a) Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. If a quorum is present, unless the articles of incorporation, these bylaws, the rules of any applicable stock exchange on which the Corporation’s securities are listed, Nevada Law or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by Nevada Law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. If a quorum is present, and subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the voting power of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

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(b) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. If a stockholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the stockholder or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder, unless the stockholder’s designation of proxy provides otherwise. No proxy shall be voted after six months from its date, unless said proxy provides for a longer period (which may not exceed seven years from the date of its creation, unless the proxy is deemed irrevocable in accordance with Nevada Law), subject to and in accordance with Nevada Law.

(c) Votes may be cast by any stockholder entitled to vote in person or by his or her proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) and broker non-votes will not be treated as votes cast.

Section 2.08. Organization. At each meeting of stockholders, the director or officer designated by the board of directors prior to such meeting or, if one shall not have been designated, the chair of the board of directors, shall act as chair of the meeting. The secretary (or in the secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. Except as otherwise provided pursuant to Section 2.10, the order of business at all meetings of stockholders shall be as determined by the chair of the meeting.

Section 2.10. Conduct of Meetings. The board of directors may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholder, the chair of the meeting shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the board of directors, the person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the board of directors or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

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Article 3

Board of Directors

Section 3.01. General Powers. Except as otherwise provided in Nevada Law or the articles of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

Section 3.02. Number, Election, Classes, Term of Office. (a) Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the board of directors shall initially consist of six directors and thereafter shall be determined from time to time solely by resolution adopted by the board of directors.

(b) Except as otherwise provided in the articles of incorporation or in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Except as otherwise provided in the articles of incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected.

(c) Except as otherwise provided in the articles of incorporation, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and for a term that shall coincide with the term of the class to which such director shall have been elected. Directors need not be stockholders.

Section 3.03. Quorum and Manner of Acting. Unless the articles of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and physical location hereof, if any, and the means of remote communications, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the board of directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

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Section 3.04. Time and Place of Meetings. The board of directors shall hold its meetings at such physical location, if any, either within or without the State of Nevada, or by means of remote communication, and at such time as may be determined from time to time by the board of directors (or the chair in the absence of a determination by the board of directors).

Section 3.05. Annual Meeting. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting is not held on the same day and at the same physical location, if any, as the annual meeting of stockholders, the annual meeting of the board of directors may be held at such physical location, if any, either within or without the State of Nevada, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the physical location, if any, and time of regular meetings of the board of directors shall have been determined and notice thereof shall have been once given to each member of the board of directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the board of directors may be called by the chair of the board of directors or the chief executive officer and shall be called by the secretary on the written request of at least two directors. Notice of special meetings of the board of directors shall be given to each director at least 24 hours before the time of the holding of the meeting. Such notice shall be deemed given (i) by facsimile when directed to a number consented to by the director to receive notice, (ii) by e-mail when directed to an e-mail address designated or used by the director to receive notice, (iii) by posting on an electronic network together with a separate notice to the director of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the director. The notice need not state the physical location, if any, of the special meeting (if the meeting is to be held at the Corporation’s principal executive offices) nor the purpose of the meeting, unless required by law.

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Section 3.08. Committees. (a) The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors will have at least three standing committees, including an audit committee, a compensation committee and a nominating and governance committee. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee of the board of directors, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

(b) Unless otherwise provided in the articles of incorporation, these bylaws or the resolution of the board of directors designating the committee, a committee may create one or more subcommittees consisting of one or more members of such committee and delegate to such subcommittee any or all of the powers and authority of the committee.

(c) Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article 3.

Section 3.09. Action by Consent. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be (other than any director(s) abstaining in writing pursuant to and in accordance with NRS 78.315(2)), consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic and Electronic Meetings. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, as the case may be, by means of conference telephone or other communications equipment (including any means of remote communications permitted under Nevada Law) by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the board of directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Section 3.12. Vacancies. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law or as set forth in the articles of incorporation, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Nevada Law.

Section 3.13. Removal. Directors may only be removed from office in the manner set forth in the articles of incorporation. Any vacancies created by any such removal may be filled in accordance with Section 3.12 herein.

Section 3.14. Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.15. Organization. Meetings of the board of directors shall be presided over by the chair of the board of directors, or in the absence of the chair of the board of directors by the vice chair, or in his or her absence by a chair chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting.

Article 4

Officers

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a chief executive officer, a chief financial officer, one or more executive vice presidents, a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose and any other officers as may be required under Nevada Law. Subject to Section 3.01, the chief executive officer shall conduct and direct generally all the day-to-day business and affairs of the Corporation. The Corporation may also have such other principal officers as the board of directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and secretary.

Section 4.02. Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all principal officers of the Corporation shall be fixed by the board of directors. Any vacancy in any office shall be filled in such manner as the board of directors shall determine.

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Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01, the Corporation may have one or more assistant secretaries and such other subordinate officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period as the board of directors may from time to time determine. The board of directors may delegate to any principal officer the power to appoint, fix the compensation of and remove any such subordinate officers, agents or employees.

Section 4.04. Removal. In addition to the authority granted pursuant to Section 4.03 with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the board of directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Corporation. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the board of directors.

Article 5

Capital Stock

Section 5.01. Certificates For Stock; Uncertificated Shares. The shares of the Corporation’s capital stock shall be uncertificated; provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by one or more certificates. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares of the same class and series represented by certificates shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any officers or agents so authorized by the board of directors representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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Section 5.02. Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The board of directors shall have the power and authority to make all such rules and regulations, not inconsistent with these bylaws, as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation and the transfer agents and registrars of its stock against any claims arising in connection therewith.

Section 5.04. Inapplicability of Controlling Interest Statutes. The provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

Article 6

Exclusive Jurisdiction

Section 6.01. To the fullest extent permitted by Nevada Law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for or based upon any breach of any fiduciary duty owed by any current or former director, officer or controlling stockholder of the Corporation in such capacity, (c) for any other internal action (as defined in NRS 78.046), including any action asserting a claim against the Corporation arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of NRS Title 7 (including NRS Chapters 78 and 92A), the articles of incorporation, these bylaws or any agreement entered into pursuant to NRS 78.365 to which the corporation is a party or a stated beneficiary thereof, or (d) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article 6.

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Article 7

General Provisions

Section 7.01. Fixing the Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for determination of stockholders entitled to notice of, and to vote at, the adjourned meeting in accordance with the foregoing provisions of this Section 7.01(a).

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 7.02. Dividends and Other Distributions. Subject to limitations contained in Nevada Law and the articles of incorporation, if any, the board of directors may declare and pay dividends and other distributions upon the shares of capital stock of the Corporation, which dividends or other distributions may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 7.03. Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Section 7.04. Representation of Securities Owned by the Corporation. The chair of the board, the chief executive officer or any other person authorized by the board of directors, the chair of the board or the chief executive officer may vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any entity or entities, standing in the name of the Corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 7.05. Amendments. The board of directors shall have the non-exclusive power, and is expressly authorized, to adopt, amend or repeal, in whole or in part, these bylaws. In addition, these bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the affirmative vote of stockholders holding at least 66 2/3% of the outstanding voting power of the Corporation entitled to vote thereon, voting together as a single class, at any annual or special meeting.

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